EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186
Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

__________________ NEWS _________________

Vista Gold Corp. Announces Receipt of Additional A$992,000 Net Tax Refund under the Australian Government’s R&D Incentive Program and Provides Update on EPBC Authorization Process

Denver, Colorado, March 29, 2016 - Vista Gold Corp. (the “Company,” “we” or “our”) (NYSE MKT and TSX: VGZ) today announced that it has received an additional A$992,000 (approximately US$748,000) Research & Development (“R&D”) Tax Incentive refund, net of costs to prepare and file. This refund is related to costs we incurred during the 2014 fiscal year.

Frederick H. Earnest, President and Chief Executive Officer, commented, “The 2014 fiscal year R&D refund applies to the continuation of programs from 2012 and 2013 related to our implementation of innovative solutions to the challenges of water management at the Mt Todd gold project.  Our water management expenditures in 2014 were considerably less than the expenditures that were made in the two previous years.  We now have several years of successful implementation of the methods and protocols that we developed and we are very pleased to see that these methods and protocols are now being implemented by other Northern Territory mining operations with similar water management challenges.”

Regarding the Company’s request for authorization under the Australian Environmental Protection and Biodiversity Conservation Act of 1999 (the “EPBC”), the Australian Commonwealth Department of Environment (the “DoE”) has requested additional modelling and testing information from us as part of their review.  To provide such information, the Company is working with its consultants to define the scope of the work and initiate the required studies as soon as possible.  It is expected that the Company will be in a position to provide the DoE with the requested additional information by the end of the 3rd quarter of this year.

In respect of the request from the DoE for additional information Mr. Earnest commented, “Our request for authorization under the EPBC is specifically related to the Gouldian Finch and its habitat northwest of the Mt Todd gold project area.  The DoE has requested additional dust modelling and laboratory testing to determine the threshold limit for dust exposure for the Gouldian Finch.  Because we are committed to ensuring the welfare of all native species in the project area, including the Gouldian Finch, we designed the project to meet more stringent dust controls and standards than required, which we believed would have precluded the DoE’s request for this additional testing.  We are confident that the additional testing will establish the validity of our assumptions.  We intend to use part of the recently received R&D Tax Incentive refund to fund the laboratory testing and modelling that will be required to satisfy the request of the DoE.”

About Vista Gold Corp.

The Company is a well-funded gold project developer. Our principal asset is our flagship Mt Todd gold project in Northern Territory, Australia where we continue to work to identify opportunities to improve project economics with the goal of moving the project closer to development. We also hold approximately 4.4%  of the outstanding common shares of Midas,  non-core projects in Mexico and the United States and royalty interests in Indonesia. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

For further information, please contact Connie Martinez at (720) 981-1185.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as, the Company being in a position to provide the DoE with the requested additional modelling and testing information to determine the threshold limit for dust exposure for the Gouldian Finch by the third quarter of this year; that the additional testing will establish the validity of our assumptions with respect to the dust controls and standards we have designed for the Mt Todd gold project; and our intent to use part of the recently received R&D Tax Incentive refund to fund the laboratory testing and modelling;  and other such matters are forward-looking statements and forward-looking information.  The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our approved business plans, exploration and assay results, mineral resource and reserve estimates and results of preliminary economic assessments, and pre-feasibility studies on our projects, if any.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,”  “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed on February 26, 2016 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.